Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sparta Foods, Inc.



We hereby consent to the incorporation by reference in the registration statement (No. 333-02465) on Form S-8 and in the registration statement (No. 333-04559) on Form S-3 of Sparta Foods, Inc. of our report dated November 14, 1997, relating to the financial statements of Sparta Foods, Inc. and Subsidiary as of September 30, 1997 and 1996, which report appears in the September 30, 1997, annual report on Form 10-KSB of Sparta Foods, Inc.


/s/  McGladrey & Pullen, LLP

Minneapolis, Minnesota
December 19, 1997